SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549




                            FORM 8-K

                         CURRENT REPORT




             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                Date of Report:  December 19, 1994




                PACIFIC GAS AND ELECTRIC COMPANY
     (Exact name of registrant as specified in its charter)



California                    1-2348              94-0742640

(State or other juris-      (Commission         (IRS Employer
diction of incorporation)   File Number)   Identification Number)

77 Beale Street, P.O.Box 770000, San Francisco, California 94177
       (Address of principal executive offices) (Zip Code)








Registrant's telephone number, including area code:(415) 973-7000






Item 5.  Other Events

A.      California Public Utilities Proceedings

        1.  Electric Industry Restructuring

As previously disclosed, in April 1994, the California Public Utilities Commission (CPUC) issued an order instituting a rulemaking and an investigation (OIR/OII) on electric industry restructuring. The proposal, which is subject to comment and modification, involves two major changes in electric industry regulation. The first would move electric utilities from traditional ratemaking to performance-based ratemaking. The second would unbundle electric services and provide electric utility retail customers the option to choose from a range of electric generation providers, including utilities ("direct access").

On December 7, 1994, the CPUC issued an interim decision in the restructuring OIR/OII. The decision sets a schedule under which the CPUC will propose a policy decision on March 22, 1995, with a final policy decision to be effective no earlier than September 1995. The CPUC also established a public working group to comment on unbundling and cost recovery, social programs and resource procurement under several different models for restructuring which involve direct access or a supply pool for use by wholesale and/or retail purchasers of electricity. The working group will consist of the energy utilities and any other parties who join voluntarily. The working group will submit its report to the CPUC on February 22, 1995.

As previously disclosed, on November 18, 1994 the Company filed testimony with the CPUC on uneconomic assets and obligations which would result from the CPUC's proposed electric industry restructuring. The Company indicated that a Competition Transition Charge (CTC) should be permitted to provide for three types of costs: (1) costs associated with utility-owned generation and obligations resulting from power purchase agreements other than contracts with Qualifying Facilities (QFs), (2) QF power purchase obligations, and (3) regulatory assets. The Company also indicated that it would not seek CTC recovery for the first of these categories -- costs associated with utility-owned generation and non-QF obligations -- if direct access is phased in over a 12-year period consistent with the proposal made by the Company in June 1994.

In December 1994, the Company filed revised testimony which reflects the proposed agreement to modify the pricing provisions of 1988 rate case settlement for the Diablo Canyon Nuclear Power Plant (Diablo Canyon). If the agreement is approved it would reduce the amount of potential transition costs associated with the Company's generation assets. Table 1 sets forth the revised estimates of the CTC which reflect the proposed settlement amounts for Diablo Canyon.


                        PRELIMINARY COMPETITION TRANSITION CHARGE ANNUAL ESTIMATES<F1>
                      USING AMORTIZATION PERIODS FROM ASSIGNED COMMISSIONERS' RULING
                             UPDATED TO REFLECT REVISED DIABLO CANYON PRICING
_____________________________________________________________________________

                             Levelized         Levelized         Levelized         Levelized
                             Recovery          Recovery          Recovery          Recovery Over
Line                         Over 6 Years      Over 9 Years      Over 12 Years     Remaining Life
No.   Category of CTC        ($ billion)       ($ billion)       ($ billion)       ($ billion)
- ------------------------------------------------------------------------------------------------------
                                 (A)               (B)               (C)               (D)
                              ------------------------------------------------------------------------
1     Utility-Owned
      Generation Assets and
      Non-QF Obligations<F2>  0.0 to 1.3        0.0 to 1.0        0.0 to 0.8<F3>    0.0 to 0.6

2     QF Power Purchase
      Obligations<F2>         0.45 to 0.89      0.34 to 0.67      0.28 to 0.56      0.20 to 0.39

      Regulatory Assets:
 3    Unrecovered ECAC
      Balance                    <F4>
 4    Other Generation-Related
      Regulatory Assets          0.15              0.11               0.09              0.07
- -------------------------

<F1>
*       The calculations presented in the filing are based on numerous assumptions, variables and estimates of future prices, energy supplies and economic trends.  The range of transition costs shown should be viewed only as preliminary estimates.
<F2>
**      Range based on different assumptions around market price.
<F3>
***     Under the Company's June 1994 proposal for a 12-year phase-in of direct access, the Company would not seek CTC recovery of Company-owned generation and non-QF obligations.
<F4>
****    Balance expected to net to zero within this recovery period.






















The Company's revised testimony also included illustrations of the net present value of total CTC, and annual CTC calculations using both the original and the proposed Diablo Canyon settlement amounts, in both cases assuming a 9.2% discount rate.


                             ILLUSTRATION OF PG&E'S POTENTIAL TRANSITION COST
                     USING PG&E'S COMPETITIVE PROXY PRICE AND ORIGINAL DIABLO PRICING

                                         1996 Present Value @ 9.2%
                                               ($ Billions)
______________________________________________________________________________________________________

                                                 Competitive Proxy Price(cent/kWh)
Line                             --------------------------------------------------------------------
No.     Descriptions             3.2 cents in 1994       4.0 cents in 1994          4.8 cents in 1994
- ------------------------------------------------------------------------------------------------------
1       PG&E Generation              $ 12.1                $  4.8                   $  0.5

2       QF Contracts                 $  4.0                $  2.9                   $  2.0

3       Regulatory Assets        $ 1.1 - $ 1.4          $ 1.1 - $ 1.4            $ 1.1 - $ 1.4

4               TOTAL CTC       $ 17.2 - $ 17.6         $ 8.8 - $ 9.1            $ 3.6 - $ 3.9




                             ILLUSTRATION OF PG&E'S POTENTIAL TRANSITION COST
                      USING PG&E'S COMPETITIVE PROXY PRICE AND REVISED DIABLO PRICING

                                         1996 Present Value @ 9.2%
                                               ($ Billions)
 _____________________________________________________________________________________________________

                                           Competitive Proxy Price(cent/kWh)
                                 ---------------------------------------------------------------------
No.   Descriptions               3.2 cents in 1994        4.0 cents in 1994        4.8 cents in 1994
- ------------------------------------------------------------------------------------------------------
1       PG&E Generation w/
          Revised Diablo Pricing     $  5.9                $  0.9                   $  0.0

2       QF Contracts                 $  4.0                $  2.9                   $  2.0

3       Regulatory Assets          $ 1.1 - $ 1.4          $ 1.1 - $ 1.4            $ 1.1 - $ 1.4

4               TOTAL CTC         $ 11.0 - $ 11.3         $ 4.9 - $ 5.2            $ 3.1 - $ 3.4



                2.  1996 General Rate Case

On December 9, 1994, the Company filed its 1996 general rate case
(GRC) requesting a decrease in base rates for electric and gas service to its retail customers and an increase in rates for Pipeline Expansion service, effective January 1, 1996. The requested rates would result in revenue changes consisting of a decrease in annual electric revenues of approximately $201 million, a decrease in annual gas revenues of approximately $119 million and an increase in Pipeline Expansion revenues of approximately $13 million. Since the Company anticipates that the CPUC will have implemented the Company's proposed performance based ratemaking mechanism for determining base revenues before January 1, 1997, the Company's GRC application does not request the adoption of an attrition rate adjustment for the years 1997 and 1998. Public hearings on the 1996 GRC are expected to begin in March 1995, with a final decision on the application expected in December 1995.



                         SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              PACIFIC GAS AND ELECTRIC COMPANY



                                 GORDON R. SMITH
                              By ________________________________
                                 GORDON R. SMITH
                                 Vice President and
                                 Chief Financial Officer




Dated:  December 19, 1994